Exhibit 10.6

January 27, 2021

Ignyte Acquisition Corp.
277 Park Avenue, 26th Floor
New York, New York 10172

EarlyBirdCapital, Inc.
366 Madison Ave 8th Floor
New York, NY 10017

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Ignyte Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc. as representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one warrant (“Warrant”), each whole Warrant exercisable for one share of Common Stock. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees, severally but not jointly, with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by him, her, or it, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) not more than ten (10) business days thereafter, redeem the IPO shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned funds held in the Trust Account (less up to $50,000 to pay liquidation expenses and net of interest released to the Company to pay taxes as permitted pursuant to the Trust Agreement), divided by the number of then outstanding IPO Shares, which redemption will extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to the Founders’ Shares owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Account, Ignyte Sponsor LLC agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below $10.00 per share; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

3. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation, finder fee or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

5. (a) The undersigned will place into escrow all Founders’ Shares owned by the undersigned pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent.

(b) The undersigned agrees that until after the Company consummates a Business Combination, all Private Warrants owned by the undersigned will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Private Warrants.

6. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any suitable target business, subject to any fiduciary or contractual obligations the undersigned might have.

(b) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. [Intentionally Omitted]

8. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this Letter Agreement.

9. The undersigned hereby waives any right to exercise redemption rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether such shares be part of the Founders’ Shares or shares purchased by the undersigned in the IPO or in the aftermarket, and agrees not to seek redemption with respect to such shares in connection with any vote to approve a Business Combination (or sell such shares to the Company in a tender offer in connection with such a Business Combination).

10. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth of the Certificate of Incorporation prior to the consummation of a Business Combination unless the Company provides public stockholders with the opportunity to redeem their shares of Common Stock for cash upon such approval in accordance with such Article Sixth thereof.

11. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12. As used herein, (i) a “Business Combination” means a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” means all officers, directors and sponsors of the Company immediately prior to the IPO; (iii) “Founders’ Shares” means all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” means the shares of Common Stock issued in the Company’s IPO; (v) “Private Warrants” means the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Agreement” means the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company being entered into in connection with the IPO and governing the use of funds held in the Trust Account; (vii) “Trust Account” means the trust account into which a portion of the net proceeds of the IPO and sale of Private Warrants will be deposited; and (viii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-252011) filed with the Securities and Exchange Commission.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error), except by a written instrument executed by all parties hereto.

14. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Insider: IGNYTE SPONSOR LLC
By:
	Name:	David J. Strupp, Jr.
	Title:	Co-CEO
Acknowledged and Agreed: IGNYTE ACQUISITION CORP.
By:
	Name:	David J. Strupp, Jr.
	Title:	Co-CEO